COLLECTIVE BARGAINING AGREEMENT

      This Agreement, made and entered into (to become effective 12:01 am) June 10, 1996, is between SWVA, Inc., or its successor, at its plant at 17th Street and Second Avenue in Huntington, West Virginia (hereinafter referred to as "Steel") and the United Steelworkers of America, AFL-CIO, (hereinafter referred to as "Steelworkers").


Section 1 - INTENT AND PURPOSE

1-A   Relationship between the parties

      1. It is the intent and purpose of the parties hereto that this Agreement shall promote and improve industrial and economic relationships between Steel and Steelworkers and to set forth herein the Agreement covering rates of pay, hours of work and conditions of employment to be observed between the parties hereto.


1-B   Anti-discrimination

      1. There shall be no discrimination, restraint or coercion against any member because of membership in the Union, Union Activity, Race, Creed, Color, Sex, National Origin, Religion, Age or Handicap.

      2. The parties agree to comply with the Federal "ADA Law".


1-C   Definition of employee

      1. The term "employee" as used in this Agreement will include all production and maintenance workers of Steel at its Huntington plant located at 17th Street and Second Avenue in Huntington, West Virginia. Positions herein excluded from the Bargaining Unit include stenographers, secretaries, receptionists, PBX operators, messengers, porters, clerks (cost, inventory, stores, production, payroll, sales, accounting and billing personnel), weighmaster, draftsmen, guards, watchmen, foremen, supervisors, superintendents, all personnel who are on the semi-monthly payroll of Steel, and all other employees agreed to by Steel and the Steelworkers.




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1-D   Supervisor working

      1. Steel's management employees will not perform work normally performed by the Bargaining Unit for the purpose of avoiding overtime nor to replace employees that have been reassigned to other duties on a daily basis.



1-E   Contracting out

      1. Steel shall not have any production work performed by non-Bargaining Unit employees that is normally performed by the Bargaining Unit as long as current employees are willing to work the overtime and equipment time is available.

      2. Steel will not contract-out work normally performed by Bargaining Unit maintenance employees for the purpose of avoiding overtime or during any period of lay-off as long as those employees laid-off have the ability to perform the work in question (excluding any laid-off probationary employees).


Section 2 - MANAGEMENT

2-A   Management Rights

      1. The Union and its members recognize the right to manage the plant and works, and to direct the working forces, is vested exclusively in the Company. Among these rights are the right to hire, suspend, discharge for just cause, promote, demote, transfer, assign jobs, increase forces and decrease forces, provided this Section will not be used for purpose of discrimination against any employee or in violation of any of the other provisions of this Agreement.



Section 3 - RECOGNITION

3-A   U.S.W.A

      1. Steel recognizes the Steelworkers as the exclusive representative of all the employees of Steel, as defined in Section 1-C.1 hereof, for the purpose of collective bargaining in respect to rates of pay, wages, hours of work and other conditions of employment.



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3-B   Committees

      1. Steel will recognize the Local Union's Grievance, Safety, Retirement, Insurance, Worker's Compensation, Contracting Out, Labor/Management, Civil Rights and Negotiating as committees.

      2. Steel will count lost scheduled straight time hours as time worked during Joint/Committee meetings for the following committees only:
            Safety, Labor/Management and Retirement committees. Steel will extend the same application to the Chairman of the Union's Blood Bank.


3-C   Membership

      1. Steel agrees that membership in the Steelworkers shall hereafter be a condition of employment in accordance with the provisions which follow in paragraphs D-1 & 2, E-1 & 2, F-1.


3-D   Probationary employees

      1. All new employees who are hired by Steel will become Steelworker members after a probationary period of 1050 hours of actual performance of work.

      2. A probation period is provided to determine if a new employee will become an effective team member in the work force of Steel. At the end of each 350 hours worked, during the probationary period, the employee will either receive a salary increase as provided in
            Section 8-A.7 or be terminated, all entirely at the discretion of Steel.


3-E   Authorization cards

      1. The Union shall indemnify and save Steel harmless against any and all claims, demands, suits, or other forms of liability that shall arise out of or by reason of action taken by Steel in reliance upon the Union Dues Deduction Authorization Cards including deducting "Union Dues from probationary employees".



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      2.    It is further agreed that during the life of this Agreement, all members of the Steelworkers shall authorize Steel to check off their union dues, initiation fees and assessments, each as designated by the Secretary/Treasurer of the International Union. Steel agrees to check off such authorized dues, initiation fees and assessments and to forward them to the Secretary/Treasurer of the International Union.


3-F   Membership

      1. Should the Steelworkers determine for any reason that an employee loses his membership in good standing with them which would require termination of the employee from Steel, the Steelworkers will hold Steel harmless from any action taken by that employee against Steel.


Section 4 - RESPONSIBILITIES OF THE PARTIES

4-A   Plant rules

      1. Steel and Steelworkers recognize and agree that basic and fundamental rules are required to govern the interaction between the parties, individuals and groups of individuals of Steelworkers and Steel. The parties further agree that these rules, stated in Section 19, will be followed by all employees and individuals hired by Steel. Supervisors will endeavor to call an employee's attention to violations of the rules and give reasonable assistance in obtaining compliance.

            (a) No plant rule can be changed without the mutual joint consent of the parties.


Section 5 - SAFETY

5-A   Safety procedures

      1. Steel shall provide a safe place to work by eliminating hazardous conditions, maintaining protective guards on machinery and requiring employees to wear protective equipment needed on the job. However, it is recognized that the only way to be certain to maintain accident free performance is for each employee to accept a personal responsibility to work safely. Employees will be familiarized about safety precautions and operating fundamentals of equipment they are assigned to operate.




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      2.    The parties agree the Joint Safety Committee will conduct monthly plant tour safety inspections (or more frequently if necessary) and report its finding to the President of Steel or his representative.

      3. No employee shall be required to perform work that in their opinion is unsafe and no disciplinary action will result due to the refusal to perform such work.

      4. The U.S.W.A. may perform "dust checks" and "air quality checks" at their convenience and at their expense at any time with access to the plant.


Section 6 - HOURS OF WORK

6-A   Work week

      1. Steel intends to conduct its operations on the basis of a 40-hour week and guarantees 40 hours pay in a workweek if an employee works one full workday as scheduled by the Company in that week. Some schedules and demands of the business will require employees to work in excess of eight (8) hours in a day.

      2. The work week will be from Monday through Sunday.

      3. Schedules showing employees' workdays will be posted by noon Thursday for the following workweek, including any known overtime days.

      4. Employees will not be scheduled to perform extra or make up work because of absence for any reason. However, this subSection is not to be construed to prohibit employees from requesting available work to complete their 40 hour schedule, nor to prevent Steel from scheduling employees for weekend work in the normal manner.


6-B   Reporting pay

      1. Employees who are scheduled to report to work, and who do report, will be paid four (4) hours reporting pay if they are instructed to return home and not assigned to work that day.





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6-C   Overtime/pay

      1. Steel has a right to require a reasonable amount of overtime in excess of 40 hours in any workweek. Time and one-half will be paid for any hours worked in excess of 40 in a workweek.


6-D   Excessive hours

      1. Steel shall not require or allow an employee to work in excess of sixteen (16) hours in a twenty-four (24) hour period. Steel shall not require an employee to work in excess of fifty-six (56) hours in a work week.


6-E   Holidays

      1.    The following are holidays:

            New Year's Day
            Good Friday
            Memorial Day
            July 4th
            Labor Day
            December 24
            Christmas Day
            Employee's Birthday     (The day following, if birthday
                                    coincides with other specified holidays.)

      2. All hours actually worked on holidays listed above will be paid at the rate of time and one-half (1-1/2) the regular rate of pay, in addition to the weekly wage.

      3. Holiday pay, as defined above, will be paid only to employees on the active payroll. Active payroll shall mean those persons currently regularly scheduled to work. It does not include those on lay-off, on leave of absence for any reason, or not working on a regular basis.


Section 7 - SENIORITY, OVERTIME, LAYOFFS AND RECALL

7-A   Voluntary quit

      1. Any Bargaining Unit employee who voluntarily quits the Bargaining Unit for any reason, will lose all length of continuous service accumulated. If reinstated or rehired, he shall be placed at the bottom of the seniority list.


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7-B   Groups

      1. Groups are defined in Section 20 attached hereto.


7-C   Schedules/Drop days

      1. Employees will be given preference by seniority in selecting their schedules and/or drop days/scheduled days off on their assigned shift provided the employees are qualified to perform the work in question.


7-D   Daily overtime

      1. When daily overtime occurs the senior qualified employee from the preceding shift will be offered the work.


7-E   Call out

      1. If it becomes necessary to call an employee to come to work, or for scheduling a 6th or 7th day then the senior qualified employee will be offered the work.


7-F   Lay-off

      1. In the event Steel should decide that a reduction in force is required, the least senior employee in plant seniority will be laid off. Lay-offs in the Trade and Crafts (Rate Class 1) will be by seniority in the trade or craft affected. However, it is understood and agreed between the parties that it may be necessary to retain Trade and Craft (Rate Class 1) employees on an out-of- line seniority basis due to qualifications. Further, for the purpose of preserving continuity of administration of the provisions of this Agreement, the Officers of the Local Union; President, Vice President and Grievance Persons shall not be laid off in any group regardless as to whether or not their seniority is greater than the employee replaced.





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7-G   Recall

      1. Recall to work from lay-off will be by seniority excluding probationary employees. However, the parties agree to out-of-line recall for Trade and Craft (Rate Class 1) employees relative to seniority in the trade or craft affected. In the event of a lay-off or reduction of a group the employees affected will have recall rights back to their bid-in group. If there are no vacancies in their group then they have the right to a temporary reassignment to the other groups by seniority. Recall rights to active payroll will be maintained on an unlimited basis. However, it is understood, if a laid- off employee is provided a recall opportunity and declines, he or she is considered to have "QUIT" and employment status is terminated.


      2. It is the responsibility of all employees to provide the Personnel Department with a current address and telephone number where they can be contacted. Steel will not be responsible for failure of the employee to provide this information if a junior employee is recalled as a result.

      3. If the attempt to recall is not successful due to Steel's inability to make contact with the effected employee but the employee makes contact with Steel during that week, then the employee will be scheduled for work in the following week.


7-H   Permanent vacancy

      1. When an opening occurs within a defined Group, the employees currently assigned to that Group will be permitted to exercise seniority to move to the shift where the opening exists, provided they are qualified to perform the work available on that shift. The remaining openings will be posted plant wide for five (5) consecutive days. Permanent Openings will be posted at all bath houses and where work schedules are posted. Awarded Openings will be posted in the same manner. All Openings will show the Group; primary area for production workers or primary expertise required for Trade and Craft workers; rate of pay; and shift. However, it is clearly understood that permanent Openings may only occur within a Group as defined in Section 20.

            (a) If the Opening pertains to a production Group then the senior qualified employee indicating his desire will be awarded the Opening.


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            (b)   If the Opening pertains to a Trade and Craft position then the best qualified applicant will be selected to fill the Opening.


7-I   Shift selection

      1. Employees will be allowed to select a shift by seniority, when an opportunity or vacancy occurs for a change in shift assignment, providing the employee has the ability to perform the work.

7-J   Group Leader

      1. If Steel determines that one or more Group Leaders are needed on any shift for any length of time within one or more Group's then the following will apply:

      2. The Group Leader will be determined by canvassing or posting a notice within the affected Group. The senior employee indicating their desire to be a Group Leader will be provided a period of sixty
            (60) working days to familiarize with the position and to demonstrate they possess the talent, knowledge and desire to satisfactorily perform the tasks and duties assigned to them.

            (a) If no employee within the affected Group desires the Group Leader position, then Steel may select any other Group to canvass or post a notice using the same criteria, etc.

      3. The employee accepting the Group Leader position will be expected to make decisions, effectively communicate, assign and reassign work tasks and be a responsible Leader of all employees under his direction. He will perform all tasks assigned, including duties normally performed by supervision except the Group Leader cannot hire, terminate or issue warnings pertaining to any disciplinary procedure.

      4. Steel retains the right to determine if an employee is sufficiently effective to remain in the Group Leader position at any time after the sixty (60) working days familiarization period. Upon Steel's decision to remove a Group Leader, a full explanation will be given the affected employee.





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Section 8 - RATE CLASSIFICATIONS AND WAGES

8-A   Wages

      Effective Monday June 10 of 1996:

      1. All employees classified as Trade and Craft (Rate Class 1) will receive $15.00 per hour base rate and their straight time weekly base rate will be $600.00.

      2.    All employees classified as skilled productions workers (Rate Class
            2) will receive $14.50 per hour base rate and their straight time weekly base rate will be $580.00.

      3. All employees classified as production workers (Rate Class 3) will receive $13.50 per hour base rate and their straight time weekly base rate will be $540.00.


      4. Effective the first Monday in June 1997, all base rates will increase by $.40 per hour and their straight time weekly base rate will increase by $16.00.

      5. Effective the first Monday in June 1998, all base rates will increase by $.40 per hour and their straight time weekly base rate will increase by $16.00.

      6. "Group Leaders" will receive $2.00 per hour greater than their base rate.


      7. A probationary employee starts at $3.00 an hour below the base rate and progresses in $1.00 an hour increments every 350 hours of actual work performed until he or she reaches the base rate. In the event he or she does not get the next rate, he or she is terminated.

            (a) Supervisors may increase probationary employees rate of pay any time during the probationary period, not to exceed non-probationary rates.


8-B   Brick Masons/Scrap-prep

      1. The Brick Masons are included as Trade and Craft (Rate Class 1) and will remain in the Melt/Cast Group for all purposes including overtime. The Scrap/Prep Group is included in the Melt/Cast Group.





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Section 9 - BENEFITS

9-A   Vacations

      1. The vacation year will be the calendar year January 1 through December 31. All employees will be eligible for four (4) weeks vacation in any vacation year after completing 1,040 hours of work prior to taking a vacation.

      2. Two (2) vacation weeks will be scheduled during plant close down or at other times, depending on the needs of the business.


      3. All employees will be scheduled off for one week of vacation for the week in which Thanksgiving Day falls. Any work performed during this week will be on a voluntary basis.

      4. All employees will be allowed to have one floating week of vacation to be scheduled at any time during the calendar year without regard to the 1040 hour requirement providing that a written request is made fourteen (14) days prior to the start of such vacation and as long as it is reasonable to conclude that the eligibility requirements of 1040 hours will be obtained.


9-B   Holiday during vacation

      1. It is agreed if a holiday falls during a vacation week, employees will receive 8 hours straight time pay in addition to the weekly wage.

9-C   Health Care

      1.    Steel will continue the employees "HEALTH INSURANCE PLAN".

9-D   Dental & Vision

      1. During the term of the Agreement, Steel's only responsibility is to pay a premium directly to Delta Dental insurance company or make a direct contribution to a "Voluntary Employees' Beneficiary Association" (V.E.B.A.) Trust (at Steel's discretion) for the specific purpose of paying a premium to Delta Dental insurance company for a Dental/Vision Insurance Plan for active Bargaining Unit Employees.


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      2.    It is expressly agreed and understood by and between the parties that Steel's sole obligation under this Section is to pay a premium that does not exceed the amount set forth in paragraph D.3 of this Section, and that Steel is under no obligation to provide a defined contribution Dental/Vision Benefit Plan or to provide any Dental/Vision benefit. Steel is not responsible for administration or claims dispute resolution with respect to benefits under the Delta Dental's Dental/Vision Insurance Plan.

      3. Effective June 10, 1996, Steel shall pay a premium not to exceed $12.20 (which shall be allocated as follows: $9.65 for dental coverage + $2.55 for vision coverage) monthly for each employee and $31.80 (which shall be allocated as follows: $23.00 for dental coverage + $8.80 for vision coverage) monthly for each employee and his family.

      4.    This sum shall be payable only during the term of this Agreement.


9-E   Retiree Medical Premium Reimbursement Plan

      1. Effective June 7, 1993, or as soon as possible thereafter, Steel shall establish a "Voluntary Employees' Beneficiary Association" (V.E.B.A.) Trust entitled "Retiree Medical Premium Reimbursement Plan" (the "Plan") and shall contribute the sum of $200,000 per annum for the sole purpose of reimbursing employees who resign their employment due to retirement and who meet the eligibility criteria described in paragraph E.9 of this Section for insurance premiums paid by such employees to purchase medical coverage.

            (a)   A "Special Rule Retiree" Amendment has been added to the
                  "Plan".

      2. Such sum shall be payable in a lump sum to the V.E.B.A. Trust established by Steel and administered by the parties who serve on the "Joint Retirement Plan Committee," which shall be known as the "V.E.B.A. Committee."





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      3.    The first such payment shall be made within thirty (30) days after the effective date, or as soon as possible thereafter, and on each anniversary date thereafter for the term of this Agreement; provided, however, that such sum shall be payable only so long as this Agreement is in effect, i.e., the term of the Agreement or earlier, as provided in Section 13-B of this Agreement or as modified pursuant to paragraph E.5 below.

      4. (a) the sum of $200,000 per annum is approximately equivalent to $500 per month per employee who is or becomes eligible under the criteria described in Paragraph E.9 of this Section. In no event, however, shall Steel be liable for any contribution in excess of $200,000 per annum, even though the number of employees covered by this Section may change subsequent to the effective date of this Agreement.

            (b) Payments made from the "Plan" may only be used by the participant to purchase medical coverage for the participant and if elected by the participant, his spouse/or any eligible dependent children (provided that such spouse or children are not eligible to receive any benefit or coverage under Title XVIII of the Social Security Act (Medicare)) under any medical plan other than a plan maintained by Steel. The "Plan" shall reimburse participants' premiums for medical coverage in an amount which shall be limited to the lesser of (1) $700 per month per participant or (2) the actual amount of monthly premiums billed to and paid by the participant for medical coverage. Notwithstanding the foregoing, in no event shall the total amount payable to participants under the Plan (whether for coverage for participants, spouses or dependent children) exceed the amount of contributions that Steel is required to pay to the "Plan" under paragraphs E.1 and E.4(a) of this Section.

      5. During the annual "VEBA" Opener as provided in Section 13-B of this Agreement, the parties may seek and agree to make any changes or modifications to this Section.

            (a) Changes or modifications also includes decisions about distribution of the annual contribution remaining after offset relative to the "Special Rule Retiree" Amendment.

      6. The "Plan" and the assets thereunder shall be held and administered under the terms and provisions of the Trust Agreement between Steel and its designated trustee(s), any plan document adopted by Steel and any amendments thereto.


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      7.    The parties intend that the "Plan" qualify for exemption from federal income tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as a Voluntary Employees' Beneficiary Association pursuant to Section 501(c)(9) of the Code.

      8. All disputes under the "Plan" shall be governed by the ERISA claims procedure as provided in U.S. Department of Labor Reg. ss. 2560.503-1.


      9.    Eligibility Criteria

            Eligibility: A retired employee of Steel shall be eligible to participate in the "Plan" as a participant only if he satisfies all of the following requirements:

            (a) Employee voluntarily resigns employment status with Steel on or after age sixty (60);

            (b) Employee is not eligible to receive any benefit or coverage under Title XVIII of the Social Security Act (Medicare); and

            (c)         Employee has attained at least age sixty (60).


      10. Termination of Participation: A retired employee's participation in the "Plan" Terminates if:

            (a) Employee no longer satisfies any one of the eligibility requirements listed above;

            (b) Employee elects to cease participation in the "Plan";

            (c) Employee fails to provide any of the forms, certifications or other documentation required by the "Plan" Administrator;

            (d) Employee fails to timely pay his premium to the insurance carrier providing medical coverage; or

            (e)         The "Plan" is terminated.


      11. Notwithstanding anything contained herein to the contrary, any coverage purchased under the "Plan" by an eligible employee shall be secondary to all other plans under which the employee is eligible to participate or that are otherwise available to the employee.




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9-F   Profit Sharing

      1. Steel agrees to have a Profit Sharing Plan. Seventeen percent (17%) of the pre-tax profits will be divided equally by all Bargaining Unit employees and will continue the current calculation of the amount due the Bargaining Unit. The Profit Sharing Plan will provide funding for the Pension Plan at paragraph G and bonus. Two semi-annual share payments will be made. The first installment will be payable no later than the last pay period in June and the second installment no later than the last pay period in November.

9-G   Retirement Plan

      1. Steel agrees to continue the Collective Bargaining Unit Retirement Plan which will be funded out of the Profit Share Amount. Steel shall contribute to the Retirement Plan on a semi-annual basis $125.00 for each eligible employee for each eligible month, however, if the Profit Share Amount calculated by Steel is less than the aggregate total of all eligible months at $125.00, then Steel will contribute to the Retirement Plan such lessor Profit Share Amount prorated to each employee based upon eligible months worked.

      2. A 401-k Plan will be continued for the Bargaining Unit employees of Steel.

      3. The Retirement Plan includes a hardship provision which allows an employee to make a withdrawal on the employer's contribution as defined by applicable Federal Law.

9-H   Boot allowance

      1. All employees will receive an annual $100 work boot allowance. This allowance will be paid once annually to current active and laid-off employees at the time the annual allowance is paid.

      2. The annual boot allowance will be paid on the payroll for the period ending the first full week in August during each year of this Agreement.


Section 10 - GRIEVANCE PROCEDURE

10-A  Dispute resolution

      1. Should any difference arise as to the meaning and application to this Agreement, the following procedure will be used to settle such difference.



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      2.    The parties have agreed to utilize a new form entitled "Record of
            Request or Complaint Proceedings." This document is to be utilized to record facts and information that is relevant and necessary for both parties to effectively resolve issues or complaints that may arise.

      3. This form must be signed and dated by each and every effected employee(s) who desires to use the "Grievance Procedure." The Grievance Committeeman will present this form to Supervision at the First Step level. The Committeeman and Supervision well indicate their comments and sign and date the form.

      4. If the issue is not resolved during this First or Second oral Step(s) then the form(s) must accompany the normal written "Grievance Report" document at the time it is presented to be numbered and received into the Third (3) Step of the Procedure.

      5. This form is established and intended to be "NON-PRECEDENT", including any resolution therefrom, and will not be used by either party for any legal or grievance purpose at any time. It is created as an internal record to assist the parties with grievance resolution by recording factual information needed to accomplish that goal.


10-B  STEP ONE:

      1. An employee will have the right to request a meeting with his Supervisor and Grievance Person, within twenty-four (24) hours of the occurrence or discovery of the alleged violation, who will schedule such meeting to take place within ten (10) hours after the end of the next scheduled workday after the request is made.


10-C  STEP TWO:

      1. If the employee is not satisfied as a result of the First Step Meeting, then the employee will be granted a meeting with the Steelworkers Grievance Person, the Superintendent and the Employee's Supervisor. This meeting will take place within three (3) workdays from conclusion of the above mentioned First Step Meeting.





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10-D  Written Grievance

      1. If the Union believes the grievance still exists, it shall be reduced to writing on proper grievance forms and presented to the Industrial Relations Director of Steel within three (3) days from conclusion of the above mentioned Second Step Meeting.

10-E  STEP THREE:

      1. Providing no satisfactory Agreement is reached in Step Two, a meeting will be arranged within thirty (30) days between the Industrial Relations Director of Steel and the Staff Representative of the Union. Steel's decision will be submitted to the Union Staff Representative in writing within ten (10) working days of the meeting.


10-F  STEP FOUR/ARBITRATION:

      1. If the Union Staff Representative does not accept Steel's Industrial Relations Director's answer to the grievance as a satisfactory settlement, then the Staff Representative will notify the Industrial Relations Director within ten (10) days of the postmark on the envelope in which contained the Third Step Answer.

      2. Each party will provide the other with a list of three (3) Arbitrators, in an attempt to mutually agree on the Arbitrator to hear the case. If the parties fail to agree on an Arbitrator, they may jointly or separately petition the Federal Mediation Service to submit a panel from which an Arbitrator will be selected by the parties either by mutually agreeing or by alternately striking names from the list, with the last remaining name being the Arbitrator to hear the case.

      3. The decision of the Arbitrator will be final and binding on matters properly before him and he shall render his decision within thirty
            (30) days of the close of the arbitration hearing unless otherwise agreed on by Steel and Steelworkers. Steel and Steelworkers agree to share equally the cost and expenses of the Arbitrator, but fees and expenses, if any, of representatives and witnesses shall be borne by the party engaging or calling the same.

10-G  Grievance Person

      1. For purposes of this Section, a Grievance Person will be an employee of Steel selected by the Steelworkers. The Local union may appoint not less than three (3) and not more than five (5) Grievance Committeemen.




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10-H  Time Limits

      1. All periods herein not specified as calendar days shall exclude weekends and holidays. Time limits may be extended by mutual Agreement between the Union and Steel.


10-I  Out-of-Line Exception

      1. The parties agree to make an out-of-line exception for discharge grievances, if after ninety (90) days from date of discharge, no resolution has occurred. The next Arbitrator selected at that point will be for the out-of-line discharge case.


Section 11 - NO STRIKE - NO LOCK-OUT

11-A  No strike

      1. Steelworkers agree there shall be no strikes, work stoppages or slow downs during the life of this Agreement or any extension thereof.


11-B  No Lock-out

      1. Steel will not lock-out any employee during the terms of this Agreement.


11-C  Remedy for Violation

      1. Steel shall have the right to discipline up to and including discharge any employee who violates paragraph A. Any disciplinary action meted out or imposed by Steel hereunder shall be subject to the grievance or arbitration procedure of this Agreement, including arbitration to the extent only of determining the fact as to whether an employee violated paragraph A. A grievance against disciplinary action taken by Steel hereunder must be filed in writing with Steel within forty-eight (48) hours after such discipline is imposed.





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



      2. The parties further agree that in the event of an alleged violation of paragraph A above, Steel (in addition to seeking any other legal, equitable, administrative, judicial or contract remedies available to it) may if it desires immediately submit the issue arising therefrom to an Arbitrator to be furnished and chosen by Steel's Attorney and the Union from the Huntington area to constitute the arbitration panel and the third member appointed by mutual agreement of the parties. The arbitration hearing shall be conducted within twenty-four (24) hours (or as soon thereafter as is possible) after the occurrence of the alleged violation. If a majority of the arbitration panel finds that the Agreement has been violated, the arbitration panel shall order that the party or parties in violation cease and desist from such conduct and said order shall issue at the conclusion of the arbitration hearing.


Section 12 - LETTERS OF AGREEMENTS

12-A  Letters

            The following letters of agreement are to be incorporated and made part of this working Agreement for its term:


      1. Any former Connor's salaried employees will not be regarded as Bargaining Unit employees, shall be excluded from the unit and shall perform Bargaining Unit work, but will not be eligible for promotion to or to fill job vacancies within the unit. This situation as to these employees will apply as long as they occupy their assigned jobs and will not cease until they are promoted to supervisory position or their employment is terminated.

      2. Steel will provide the union with written communications when it pertains to the hiring, lay-off, recall, termination or promotions to a non-Bargaining Unit position of a Bargaining Unit employee.

      3. All current employees seniority has been ranked in accordance with their I.D. Number. Employees I.D. Numbers have been established, agreed to by the parties and made part of the Agreement, and shall be known and referred to as the "Employees Seniority List." This seniority list cannot be changed unless mutually agreed to by the parties or as a result of a grievance or arbitration settlement.

            (a) This list is to be used for seniority purposes only and will have no bearing on Steel's accounting records.


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



      4. Any disciplinary action procedures taken against all current active employees prior to June 07, 1993, will not be held or raised against them in any future disciplinary action or procedure.

      5. The parties agree to the contents of their joint letter dated 6/17/88, pertaining to the Melt Shop "Onerous scheduling" Agreement. The only change is the $1.00 an hour additive to a $1.00 an hour base rate change during the time that rate is being paid.

      6. The parties agree to incorporate the "Joint Agreement Letter" including attachment (New form) pertaining to a new grievance form signed 12/21/95. See a synopsis of Agreement at Section 10-A.2 through 5.


Section 13 - TERMINATION DATES

13-A  Length of Agreement

      1. This Agreement dated June 10, 1996, shall supersede that Agreement between the parties made and entered into June 07, 1993 which expired, by joint Agreement, at midnight on June 09, 1996. This Agreement shall continue in full force and effect until June 04, 1999, at 4:00 pm, inclusive, and thereafter it shall be considered automatically renewed for successive periods of twelve (12) months unless at least sixty (60) days prior to the end of the expiration date or any twelve (12) month effective period either party shall serve written notice upon the other that it desires cancellation, revision or modification of any provision or provisions of this Agreement. In the event, the parties shall attempt to reach an agreement with respect to the proposed change or changes, and at least forty-five (45) days prior to the expiration date of the Agreement, meetings to consider such changes shall be held by the parties. In the event the parties do not reach a written agreement by the expiration date in the particular year, as provided for herein, then this Agreement shall in all respects be deemed void and terminated. The parties hereto by written agreement may extend said period for the purpose of reaching a new Agreement.

      2. The U.S.W.A. will not strike and Steel will not Lockout during the term of this Agreement or any extension thereof.




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



13-B  VEBA

      1. The parties agree to an annual "VEBA" Opener during the second and third year of this Agreement. The purpose of the opener is for the parties to make decisions pertaining to the VEBA contribution (however, in no event will the total contribution exceed the "VEBA" limitations described in Section 9-E) or, in the alternative, a Special non-VEBA employee distribution.


            (a) After the "Special Rule Retiree" offset has been determined, the 1996 VEBA contribution alternatively will be paid as a one-time bonus.


Section 14 - LIGHT DUTY

14-A  Light Duty Assignment

      1. Any employee who becomes incapacitated may be assigned the duties or modified duties of any position that he or she can perform within the restrictions that has been placed upon him or her by the Medical Community. If Steel should elect, at their expense, to have an employee evaluated to determine the extent of injury or illness, and/or to determine what restrictions if any may apply, a specialist within the field associated with the medical problem will be utilized where applicable.

      2. Also, it must be noted that an employee can be assigned on certain excluded positions, such as: telephone operator, messenger, guards, watchmen and etc. while employee is incapacitated on light duty.


Section 15 - LABOR/MANAGEMENT

15-A The parties agree to establish a joint Labor/Management Committee for the purpose of discussing and resolving issues brought before it by any member of the committee. It is agreed that Steel's Plant Manager and the U.S.W.A. District #8's Director are members of the joint committee.

15-B It is understood that the committee may not make decisions or resolutions contrary to specific contract language unless it is reduced to writing and signed by the appropriate Steel and U.S.W.A. Representatives.




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



Section 16 - EDUCATION AND/OR TRAINING PROGRAMS

16-A  Training program

      1. It is Steel's intent and desire, and hereby obligates itself, to develop and implement a training program for employees so they can increase their knowledge, ability and expertise to enhance their performance of duties within their assigned group.


16-B  Education

      1. Steel will pay for preauthorized job related training/education that supports an employees performance in his work related duties.


16-C  Scholarship Program

      1. Steel's current "Scholarship Program" for active employees' eligible dependent children will include Bargaining Unit employees.

      2. The "Scholarship Program" will have no effect on Steel's Profit Sharing Plan.




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Section 17 - UNION SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized Representatives on the 10th day of June 1996.


                                 SIGNATURE PAGE

                                       FOR

                         UNITED STEELWORKERS OF AMERICA

                              INTERNATIONAL UNION:



- ----------------------------              --------------------------------
George F. Becker - President              Leo Gerard - Secretary/Treasurer


- ----------------------------              --------------------------------
Leon Lynch - VP Human Affairs             Richard Davis - VP Admin.


- ----------------------------              -------------------------------
David Wilson                              Joe C. Chapman,
Director, Dist. #8                        Sub-Distict Director

/s/ Emmanuel S. Mason,
- ----------------------------
Emmanuel S. Mason,
Staff Representative




                               LOCAL UNION NO. #37

/s/ Glen Bias                           /s/ Scott Ramey
- ----------------------------            --------------------------------
Glen Bias - President                     Scott Ramey - Committee Chair.

/s/ Nick Beever                         /s/ David Collins
- ----------------------------            -------------------------------
Nick Beever - Committeeman                David Collins - Committeeman

/s/ Gregory Chinn                       /s/ Dale Davis
- ----------------------------            --------------------------------
Gregory Chinn - Committeeman              Dale Davis - Committeeman



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



Section 18 - STEEL SIGNATURES

                                 SIGNATURE PAGE

                                       FOR

                          STEEL OF WEST VIRGINIA, INC.


                        /s/ Larry E. Gue  June 10, 1996
                        -----------------
                        Larry E. Gue, V. P. Human Affairs



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


Section 19

A.    Plant Rules

      1. Report for work physically and mentally capable of performing the job.

      2. Report to work regularly and on time for your assigned work schedule.

      3. Follow the assignments and directions of your supervisor and perform your share of the team's work in an acceptable and cooperative manner.

      4. Treat all equipment, tools and plant facilities used in a careful and proper manner.

      5. Respect the rights of others, be truthful and treat fellow employees and all visitors with human dignity.

      6. Obey all safety rules and wear or use proper safety apparel and devices.




Section 20

A.    Groups


      1.    Melt/Cast Group


      2.    #1 Mill/Finish Group


      3.    #2 Mill/Finish Group


      4.    Fabricating Group


      5.    Maintenance/Machine Shop Group


      6.    Roll Turning Group



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